As filed with the Securities and Exchange Commission on November 23, 2009	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CARDICA, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
94-3287832
(IRS Employer Identification No.)
900 Saginaw Drive
Redwood City, California 94063
(Address of Principal Executive Offices)
2005 Equity Incentive Plan
(Full title of the plan)
Bernard A. Hausen, M.D., Ph.D.
Chief Executive Officer
Cardica, Inc.
900 Saginaw Drive
Redwood City, California 94063
(Name and address of agent for service)
(650) 364-9975
(Telephone number, including area code, of agent for service)
Copies to:
John T. McKenna, Esq.
Cooley Godward Kronish llp
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306
(650) 843-5000
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Proposed Maximum Offering	Proposed Maximum Aggregate	Amount of
to be Registered	Registered (1)	Price Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $0.001 per share	1,750,000 shares	$1.14	$1,995,000	$111.33

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s common stock. In addition, pursuant to Rule 416(c) of the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s common stock as reported on the Nasdaq Global Market on November 20, 2009.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     This Registration Statement is being filed for the purposes of registering an additional 1,750,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2005 Equity Incentive Plan, as amended (the “Plan”). Accordingly, pursuant to General Instruction E to Form S-8, the contents of the earlier Registration Statements on Form S-8 relating to the Plan, previously filed with the Securities and Exchange Commission on March 2, 2006 (File No. 333-132155), on December 6, 2006 (File No. 333-139134), on December 20, 2007 (File No. 333-148196) and on February 18, 2009 (File No. 333-157387) are incorporated herein by reference and made a part hereof.

EXHIBITS

Exhibit
Number	Description
5.1	Opinion of Cooley Godward Kronish llp.

10.2 (1)	2005 Equity Incentive Plan, as amended.+

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish llp (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in the signature pages).

(1)	Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated November 13, 2009 and incorporated by reference herein.

+	Indicates management contract or compensatory plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, state of California, on this 23rd day of November, 2009.

Cardica, Inc.
By:	/s/ Bernard A. Hausen
Bernard A. Hausen, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY
     Know All Persons By These Presents, that each person whose signature appears below hereby constitutes and appoints Bernard A. Hausen, M.D., Ph.D., and Robert Y. Newell, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Bernard A. Hausen	President, Chief Executive	November 23, 2009
Bernard A. Hausen, M.D., Ph.D.	Officer and Director (Principal Executive Officer)

/s/ Robert Y. Newell	Chief Financial Officer
Robert Y. Newell	(Principal Financial and Accounting Officer)	November 23, 2009

/s/ Kevin T. Larkin	Director	November 23, 2009
Kevin T. Larkin

/s/ Richard P. Powers	Director	November 23, 2009
Richard P. Powers

/s/ Jeffrey L. Purvin	Director	November 23, 2009
Jeffrey L. Purvin

/s/ John Simon	Director	November 23, 2009
John Simon, Ph.D.

/s/ William H. Younger, Jr.	Director	November 23, 2009
William H. Younger, Jr.

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of Cooley Godward Kronish llp.

10.2 (1)	2005 Equity Incentive Plan, as amended.+

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish llp (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in the signature pages).

(1)	Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated November 13, 2009 and incorporated by reference herein.

+	Indicates management contract or compensatory plan.